Exhibit 99.1

For immediate release:	Media Contacts:
July 17, 2009	Joan Campion
(212) 733-2978
Investor Contacts:
Suzanne Harnett
(212) 733-8009

Pfizer Receives Approval From European Commission For Pending Acquisition Of Wyeth
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Provides Update on Regulatory Submission in China
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European Commission Approval Includes Certain Commitments

 NEW YORK, NY, July 17 -- Pfizer Inc (NYSE: PFE) today announced that the European Commission (EC) has approved under the European Union (EU) Merger Regulation the company’s pending acquisition of Wyeth. The Commission's decision includes Pfizer’s commitment to divest certain animal health assets in the EU.

“We are pleased to have achieved another significant milestone for the pending acquisition with the EC’s approval of the transaction,” said Amy Schulman, senior vice president and general counsel of Pfizer.

In addition, Pfizer announced that China’s Ministry of Commerce has extended its review of Pfizer’s regulatory submission beyond the initial thirty-day period. The completion of the transaction remains subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, governmental and regulatory approvals in certain other jurisdictions, and approval by the stockholders of Wyeth.

Ms. Schulman stated, “We continue to work cooperatively with the regulatory agencies to obtain the requisite approvals, and continue to expect the transaction to close at the end of the third quarter or during the fourth quarter of 2009.”

Pfizer Inc: Working together for a healthier world™

Founded in 1849, Pfizer is the world's premier biopharmaceutical company taking new approaches to better health. We discover, develop, manufacture and deliver quality, safe and effective prescription medicines to treat and help prevent disease for both people and animals.  We also partner with healthcare providers, governments and local communities around the world to expand access to our medicines and to provide better quality health care and health system support.  At Pfizer, colleagues in more than 90 countries work every day to help people stay happier and healthier longer and to reduce the human and economic burden of disease worldwide.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements regarding when Pfizer’s acquisition of Wyeth is expected to close. Such statements are based upon the current beliefs and expectations of Pfizer's and Wyeth's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Neither Pfizer nor Wyeth undertakes any obligation to update publicly or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the failure of Wyeth stockholders to approve the merger; and the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy other closing conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Pfizer's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2009, Wyeth's 2008 Annual Report on Form 10-K, as amended, filed with the SEC on February 27, 2009, including in the "Risk Factors" section of each of these filings, and each company's other filings with the SEC available at the SEC's Internet site (http://www.sec.gov).

Additional Information

In connection with the pending acquisition of Wyeth, Pfizer has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 that includes a proxy statement of Wyeth that also constitutes a prospectus of Pfizer. Wyeth has mailed the proxy statement/prospectus to its stockholders. Pfizer urges investors and security holders to read the proxy statement/prospectus regarding the pending acquisition because it contains important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Pfizer’s website, www.pfizer.com, under the tab “Investors” and then under the tab “SEC Filings.” You may also obtain these documents, free of charge, from Wyeth’s website, www.wyeth.com, under the heading “Investor Relations” and then under the tab “Financial Reports/SEC Filings.” Pfizer, Wyeth and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Wyeth stockholders in favor of the pending acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Wyeth stockholders in connection with the pending acquisition is set forth in the proxy statement/prospectus. You can find information about Pfizer’s executive officers and directors in its definitive proxy statement filed with the SEC on March 13, 2009. You can find information about Wyeth’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Wyeth’s Annual Report on Form 10-K/A, filed with the SEC on February 27, 2009 and April 30, 2009, respectively, and the definitive proxy statement/prospectus for Wyeth’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on June 17, 2009. The information contained in Pfizer’s or Wyeth’s websites is not incorporated by reference and does not constitute a part of this press release.

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